UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 22, 2006


                             DYNADAPT SYSTEM, INC.
                         -------------------------------
                              (Name of Registrant)

                  Colorado                             84-1491159
         ------------------------                    --------------------
         (State of incorporation)                    (I.R.S. Employer
                                                     Identification No.)


             Suite 200 E, 10200 W. 44th Ave, WheatRidge, CO 80033
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 940-2090



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))



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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Account

               Michael Johnson & Co., LLC, formerly auditors for the Company, was dismissed as auditor on June 1, 2005. Jaspers + Hall, PC were engaged as auditors for Company on June 1, 2005.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal years and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the subject of the disagreement(s).

               The audit report by Michael Johnson & Co., LLC.for the period ended December 31, 2004 and December 31, 2003 , contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Michael Johnson & Co., LLC for the period December 31, 2004 and December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

               16.1 Resignation of Auditor
               23.1 Consent of Michael Johnson & Co., LLC
               23.2 Consent of Jaspers + Hall, PC



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 23, 2006                             DYNADAPT SYSTEM, INC.


                                                  By: /s/ Wesley Whiting
                                                  ---------------------------
                                                  Wesley Whiting, President